Exhibit 10.35
AMENDMENT OF
PRO QUEST COMPANY REPLACEMENT BENEFIT PLAN
     WHEREAS, Voyager Learning Company (the “company”) maintains the Pro Quest Company Replacement Benefit Plan, as amended and restated effective as of June 1, 1992 (the “plan”); and
     WHEREAS, the plan has been amended previously and further amendment of the plan now is considered desirable;
          NOW, THEREFORE, by virtue and in exercise of the power reserved to the company under Section 4 of the plan, and pursuant to the authority delegated to the undersigned officer of the company by the Board of Directors of the company, the plan, as previously amended, be and is further amended by adding the following new Supplements to the plan, effective November 5, 2008:
SUPPLEMENT B
To
PRO QUEST COMPANY REPLACEMENT BENEFIT PLAN
Lump Sum Distribution Elections by Participants During 2008.
     During 2008, all participants covered by the plan will be permitted to elect to receive lump sum distributions of their benefits, but only with respect to the benefits payable to them after December 31, 2008. Such elections shall not result in any change the benefits payable to participants during 2008. For each participant who elects a lump sum distribution during 2008, if the participant’s election is accepted by the company, lump sum distributions will be payable on or about January 31, 2009.
     The amount of each participant’s lump sum distribution from the plan will be determined in accordance with uniform factors established by the company and communicated to participants. The factors established by the company may be changed subsequently, but only if the change is not detrimental to participants whose elections have been approved by the company and the change applies uniformly to all participants.

     Each participant’s election shall be subject to approval by the company, and no election shall take effect until the company has approved the election. The company reserves the right to accept or reject lump sum elections. The company also reserves the right to require that participants who elect lump sum distributions provide all documentation requested by the Company, including elections and releases in the form approved by the company.
     The provisions of this Supplement B form a part of the plan and shall supersede conflicting provisions of the plan.
SUPPLEMENT C
To
PRO QUEST COMPANY REPLACEMENT BENEFIT PLAN
Provisions To Comply With Section 409A Of The Internal Revenue Code
     On and after November 5, 2008, the plan will be operated in accordance with Section 409A of the Internal Revenue Code, including the following provisions.
     1. Distributions
     (a) Amounts payable under the Plan may not be distributed earlier than:
(i)	a participant’s separation from service, as determined by regulations adopted by the Secretary of Treasury,

(ii)	a participant’s death,

(iii)	a participant’s “disability,” which means that either the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or the participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company, or

(iv)	a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in regulations adopted by the Secretary of Treasury.
     (b) Special Rules For Public Companies. In the case of any specified employee (as defined below), the requirement of subparagraph (a)(i) above is met only if distributions may not be made before the date which is 6 months after the date of separation from service (or, if earlier, the date of death of the specified employee). For purposes of the preceding sentence, a specified employee is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market or otherwise. Any payments which are delayed on account of the first sentence of this paragraph will be paid in full within 30 days after the end of the 6 month period described in the first sentence.
     2. No Acceleration Of Benefits.
          The Plan does not permit the acceleration of the time or schedule of any payment under the Plan, except with regard to a Change of Control (see paragraph 1, above) and except as provided by paragraph 8 below. The definition of a Change of Control for Plan purposes will at all times comply with the requirements of Code Section 409A and the regulations thereunder.
     3. Deferral Elections By Participants.
     (a) In General. The requirements of this paragraph are met if the Plan allows for deferral elections and if the requirements of subparagraphs (b) and (c) are met.
     (b) Initial Deferral Decision.
(i)	In General. Compensation for services performed during a taxable year may be deferred at the participant’s election only if the Plan provides for such elections and only if the election to defer such compensation is made not later than the close of the preceding taxable year or at such other time as provided in regulations.

(ii)	First Year Of Eligibility. In the case of the first year in which a Participant becomes eligible to participate in the Plan, such election may be made with respect to services to be performed subsequent to the election within 30 days after the date the participant becomes eligible to participate in such Plan.

(iii)	Performance-Based Compensation. In the case of any performance-based compensation based on services performed over a period of at least 12 months, such election may be made no later than 6 months before the end of the period.
     (c) Changes In Time And Form Of Distribution. If the Plan permits a subsequent election to provide for a delay in a payment or a change in the form of payments, then:
(i)	such election may not take effect until at least 12 months after the date on which the election is made,

(ii)	in the case of an election related to a payment not on account of death, the first payment with respect to which such election is made be deferred for a period of not less than 5 years from the date such payment would otherwise have been made, and

(iii)	if permitted by the Plan, any election related to a payment at a specific time may not be made less than 12 months prior to the date of the first scheduled payment under such paragraph.
     4. Offshore Property In A Trust.
          In the case of assets set aside (directly or indirectly) in a trust (or other arrangement determined by the Secretary of Treasury) for purposes of paying deferred compensation under a nonqualified deferred compensation plan, for purposes of Section 83 of the Code such assets shall be treated as property transferred in connection with the performance of services, whether or not such assets are available to satisfy claims of general creditors, if either of the following applies:
     (a) at the time of the set aside, such assets (or such trust or other arrangement) are located outside of the United States, or
     (b) at the time transferred, such assets (or such trust or other arrangement) are subsequently transferred outside of the United States.
     This paragraph shall not apply to assets located in a foreign jurisdiction if substantially all of the services to which the nonqualified deferred compensation relates are performed in such jurisdiction.
     5. If Assets Are Restricted For Plan Payments Only, After A Change In Employer’s Financial Health.
          In the case of compensation deferred under a nonqualified deferred compensation plan, there is a transfer of property within the meaning of Section 83 of the Code with respect to such compensation as of the earlier of:
     (a) the date on which the Plan first provides that assets will become restricted to the provision of benefits under the Plan in connection with a change in the Company’s financial health, or
     (b) the date on which assets are so restricted, whether or not such assets are available to satisfy claims of general creditors.
     6. Plan Funding During A Restricted Period For A Defined Benefit Pension Plan.
     (a) In general if:

(i)	during any restricted period with respect to a single-employer defined benefit plan, assets are set aside or reserved (directly or indirectly) in a trust (or other arrangement as determined by the Secretary) or transferred to such a trust or other arrangement for purposes of paying deferred compensation of an applicable covered employee (as defined below) under a nonqualified deferred compensation plan of the Company or member of a controlled group which includes the Company, or

(ii)	a nonqualified deferred compensation plan of the Company or member of a controlled group which includes the Company provides that assets will become restricted to the provision of benefits under the Plan in connection with such restricted period (or other similar financial measure determined by the Secretary) with respect to the defined benefit plan, or assets are so restricted, such assets shall, for purposes of section 83, be treated as property transferred in connection with the performance of services whether or not such assets are available to satisfy claims of general creditors. Clause (i) shall not apply with respect to any assets which are so set aside before the restricted period with respect to the defined benefit plan.
     (b) Restricted Period. For purposes of this section, the term “restricted period” means, with respect to any plan described in subparagraph (a):
(i)	any period during which the plan is in at-risk status (as defined in Code Section 430(i));

(ii)	any period the Company is a debtor in a case under title 11, United States Code, or similar Federal or State law, and

(iii)	the 12-month period beginning on the date which is 6 months before the termination date of the plan if, as of the termination date, the plan is not sufficient for benefit liabilities (within the meaning of section 4041 of the Employee Retirement Income Security Act of 1974).
     (c) Special Rule For Payment Of Taxes On Deferred Compensation Included In Income. If an employer provides directly or indirectly for the payment of any Federal, State, or local income taxes with respect to any compensation required to be included in gross income by reason of this paragraph:
(i)	interest shall be imposed under Code Section 409A(a)(1)(B)(i)(I) on the amount of such payment in the same manner as if such payment was part of the deferred compensation to which it relates,

(ii)	such payment shall be taken into account in determining the amount of the additional tax under Code Section

409A(a)(1)(B)(i)(II) in the same manner as if such payment was part of the deferred compensation to which it relates, and

(iii)	no deduction shall be allowed under this title with respect to such payment.
     (d) Other Definitions. For purposes of this section:
(i)	Applicable Covered Employee. The term “applicable covered employee” means any:
                    (1) covered employee of the Company,
                    (2) covered employee of a member of a controlled group which includes the Company, and
                    (3) former employee who was a covered employee at the time of termination of employment with the Company or a member of a controlled group which includes the Company.
     (e) Covered Employee. The term “covered employee” means an individual described in Code Section 162(m)(3) or an individual subject to the requirements of section 16(a) of the Securities Exchange Act of 1934.
     7. Income Inclusion For Offshore Trusts, Company’s Financial Health and Restricted Period.
          For each taxable year that assets are treated as transferred as provided above in paragraph 4, 5 or 6 and such assets remain set aside in a trust or other arrangement, any increase in value in, or earnings with respect to, such assets shall be treated as an additional transfer of property (to the extent not previously included in income).
     8. Transition Elections By Participants During 2008.
          Notwithstanding any contrary provision of the plan or this Supplement, participants may make transition distribution elections during 2008 with respect to benefits payable in later years, consistent with IRS final regulations and applicable guidance under Section 409A of the Code.
     9. Effective Date Of This Supplement.
          November 5, 2008.
     10. Subject to IRS Guidance and Regulations.
          The provisions of this Supplement shall be interpreted consistently with IRS guidance and regulations promulgated under Section 409A of the Code.

*     *     *
     IN WITNESS WHEREOF, the undersigned has executed this amendment on behalf of the company this 5th day of November, 2008

VOYAGER LEARNING COMPANY

By:	/s/ Todd W. Buchardt
Todd W. Buchardt Its: General Counsel

THIRD AMENDMENT
OF
BELL & HOWELL COMPANY REPLACEMENT BENEFIT PLAN
(As Amended and Restated Effective as of January 1, 1991)
          WHEREAS, Bell & Howell Company (the “company”) maintains Bell & Howell Company Replacement Benefit Plan (the “plan”); and
          WHEREAS, the plan has previously been amended and further amendment thereof is now considered desirable;
          NOW, THEREFORE, by virtue of the power granted to the company under Section 4 of the plan, and in exercise of the authority delegated to the undersigned officer by resolution of the Board of Directors, the plan, as previously amended, be and is hereby further amended, in the following particulars:
          1. Effective December 31, 2000, by adding the following new sentences at the end of subsection 2.1 of the plan:
“Notwithstanding anything to the contrary herein, no employee who does not have an account under the plan on December 31, 2000 shall become a participant after that date. With respect to the employees listed on Appendix A, no further participant contributions pursuant to subsection 2.4 shall be permitted after December 31, 2000, and no employer contributions shall be made for periods beginning after December 31, 2000.”
          2. Effective October 1, 2000, by substituting the following for subsection 2.5 of the plan:
          “2.5 Adjustment of Accounts

     According to rules established by the plan administrator, the accounts of each participant shall be adjusted at the same time as adjustments are made in the profit sharing plan to reflect a rate of return equal to 120% of the 120 month rolling average of 10 year U.S. Treasury Notes (or such higher rate of return as the company determines in its sole discretion), which rate of return shall be determined each October 31 for the subsequent calendar year, except that the rate of return for the period beginning on October 1, 2000 and ending on December 31, 2000 shall be 8.0%.”
     3. Effective January 1, 2001, by adding the following new subsection 3.11 to the plan immediately following subsection 3.10 thereof:
     “3.11 Change in Control
In the event of a change in control of the company, the employers will immediately deposit with the trustee of the Bell & Howell Company Deferred Benefit Trust such amounts as are necessary to fully fund the benefits that would be payable under the plan to each participant as of the date of the change in control. For these purposes, change in control shall mean the occurrence of any of the following events, as a result of one transaction or a series of transactions:
(a)	any ‘person’ (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the company and any qualified or non-qualified plan maintained by the company) becomes the ‘beneficial owner’ (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the company representing more than 50% of the combined voting power of the company’s then outstanding securities;

(b)	individuals who constitute a majority of the Board of Directors of the company immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election;

(c)	the company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the company; or
(d)	the company sells, leases, or otherwise transfers all or substantially all of its properties or assets to another person or entity.”
          IN WITNESS WHEREOF, the company has caused this amendment to be executed by its officer thereunto duly authorized this 21 day of December, 2000.

BELL & HOWELL COMPANY

By	/s/ James P. Roemer
James P. Roemer
Chairman, President and Chief Executive Officer

APPENDIX A

Aldworth, Alan W.
Buchardt, Todd W.
Longo-Kazanova, Linda
Mater, Dwight A.
Rhoades, Bruce E.
Roemer, James P.
Johnson, Paul R.
Musacchia, Jacqueline A.
Prince, Larry D.
Rotuno, Charles E.
Seichter, Rudolf F.
Barcelona, James D.
Dyer, Carolyn A.
Gossage, Lew D.
Hamilton, Thomas M.
Hirth, Scott D.
Reynolds, Joseph P.
Rood, Paul
Tillman, Kenneth A.
Gregory, Kevin
Baracz, Jerome E.

A-1

SECOND AMENDMENT
OF
BELL & HOWELL COMPANY REPLACEMENT BENEFIT PLAN
(As Amended and Restated Effective as of January 1, 1991)
          WHEREAS, Bell & Howell Company (the “company”) maintains Bell & Howell Company Replacement Benefit Plan (the “plan”); and
          WHEREAS, the plan has previously been amended and further amendment thereof is now considered desirable;
          NOW, THEREFORE, by virtue of the power granted to the company under Section 4 of the plan, and in exercise of the authority delegated to the undersigned officer by resolution of the Board of Directors, the plan, as previously amended, be and is hereby further amended in the following particulars:
          1. By inserting the following new sentences immediately after the first sentence of subsection 1.1 of the plan, effective as of December 15, 1997:
“Bell & Howell Company became known as Bell & Howell Operating Company on November 16, 1995, and Bell & Howell Operating Company became known as Bell & Howell Company on December 15, 1997. All references herein to the ‘company’ mean Bell & Howell Company prior to November 16, 1995, Bell & Howell Operating Company from November 16, 1995 until December 14, 1997, and Bell & Howell Company on and after December 15, 1997.”

          2. By substituting the following for subsection 2.5 of the plan, effective October 1, 2000:
          “2.5 Adjustment of Accounts
     According to rules established by the plan administrator, the accounts of each participant shall be adjusted at the same time as adjustments are made in the profit sharing plan to reflect a rate of return equal to 120% of the 120 month rolling average of 10 year U.S. Treasury Notes (or such higher rate of return as the company determines in its sole discretion), which rate of return shall be determined each December 31 for the subsequent calendar year, except that the rate of return for the period beginning on October 1, 2000 and ending on December 31, 2000 shall be 8.0%.”
          3. By substituting the following for subsection 2.8 of the plan, effective as of January 1, 2000:
          “2.8 Payment of Replacement Benefits
     If a participant separates from service with the employers, the participant’s replacement benefits shall be paid to him in installments over a period of five years, unless the participant had filed with the plan administrator, in accordance with such rules as shall be established by the administrator, an irrevocable election of an installment period of either 10 years or 15 years, or a lump sum payment. A participant whose total balances under this plan, valued as of the adjustment date coincident with or next following the date of his separation from service with the employers, exceed $5,000, may elect to defer payment of his account balances until the date be attains age 70, provided that all of a participant’s account balances must be paid out on or before the date he attains age 75. Notwithstanding any other provision of the plan, if, at any adjustment date, the value of the total balances under this plan of a participant whose separation from service with the employers has occurred (or of the beneficiary of a deceased participant) does not then exceed $5,000, the plan administrator may direct the immediate distribution of such account balances in the form of a single lump sum payment.”

          4. By substituting the number “$25,000” for the number $5,000” where the latter number appears in subsection 2.8 of the plan, effective January 1, 2001.
          5. By substituting the following for the first sentence of subsection 2.9 of the plan, effective as of January 1, 2000:
“A participant who is no longer actively employed by a Bell & Howell Company (as that term is defined in the profit sharing plan) may request a ‘non-active withdrawal’ of any part or all of his account balances under the plan in the event of unforeseeable financial hardship.”
          IN WITNESS WHEREOF, the company has caused this amendment to be executed by its officer thereunto duly authorized this 27 day of September, 2000.

BELL & HOWELL COMPANY

By	/s/ James P. Roemer
James P. Roemer
Chairman, President and Chief Executive Officer

FIRST AMENDMENT
OF
BELL & HOWELL COMPANY REPLACEMENT BENEFIT PLAN
(As amended and restated effective as of January 1, 1991)
          WHEREAS, Bell & Howell Company (the “company”) maintains BELL & HOWELL COMPANY REPLACEMENT BENEFIT PLAN, as amended and restated effective as of January 1, 1991 (the “plan”); and
          WHEREAS, amendment of the plan now is considered desirable;
          NOW, THEREFORE, by virtue and in exercise of the power reserved to the company under Section 4 of the plan, and pursuant to the authority delegated to the undersigned officer of the company by the Board of Directors of the company, the plan be and is amended in the following particulars, effective as of November 1, 1993:
          1. By substituting the following new sentence for the second sentence of subsection 2.8 of the plan:
“A participant whose total balances under this plan, valued as of the adjustment date coincident with or next following his settlement date under the profit sharing plan, equal or exceed $3,500, may elect to defer payment of his account balances until the date he attains age 70-1/2.”
          2. By renumbering subsection 2.9 as subsection 2.10, and inserting the following new subsection 2.9 immediately after subsection 2.8 of the plan:
“2.9. Non-Active Withdrawals. A participant who is no longer actively employed by a Bell & Howell Company (as that term is defined in the profit sharing plan) may request a ‘non-active withdrawal’ of any part or all of his account balances under the plan for any reason. A participant may elect to make only one non-active withdrawal in any calendar year. The participant’s request must be made by written application filed with the plan administrator. Payment of the amount of the non-active withdrawal requested by a participant, if approved, will be made pursuant to and in accordance with rules established by the plan administrator and uniformly applied to participants similarly situated.”
          3. By adding the following new subsection 3.10 to the plan immediately after subsection 3.9 thereof:
“3.10. Review of Benefit Determinations. The plan administrator will provide notice in writing to any participant, beneficiary or other person whose claim for benefits under the plan is denied and the plan administrator will afford such participant, beneficiary or other person a full and fair review of the plan administrator’s decision, if so requested, in a manner that conforms to the requirements of Dept. of Labor Reg. Sec. 2560.503-1.”
*           *           *
          IN WITNESS WHEREOF, the undersigned has executed this amendment on behalf of the company this 11th day of January, 1994.

BELL & HOWELL COMPANY

By	/s/ [ILLEGIBLE]
Its President, Chairman & CEO

AMENDMENT AND RESTATEMENT OF
BELL & HOWELL COMPANY REPLACEMENT BENEFIT PLAN
WHEREAS, Bell & Howell Company (the “company”) maintains the Bell & Howell Company Replacement Benefit Plan (the “plan”) to provide benefits under the plan for designated employees that would be provided under Bell & Howell Profit Sharing Retirement Plan (the “profit sharing plan”) but for the limitations imposed by Sections 402(g) and 415 of the Internal Revenue Code (the “Code”), and but for participants’ elections to defer compensation under the Bell & Howell Company Deferred Compensation Plan; and
WHEREAS, pursuant to a resolution adopted by the Board of Directors of the company, the officers of the company were authorized and directed to amend the plan to provide for full vesting of participants’ accounts, to provide for payment in a lump sum, and to provide benefits to designated employees that would be provided under the profit sharing plan but for the nondiscrimination requirements of Sections 401(k) and 401(m) of the Code and the limitations on compensation imposed by Section 401(a)(17) of the Code; and
WHEREAS, the officers of the company have caused such an amendment of the plan to be prepared in the form of a restatement of the entire plan, a copy of which is attached hereto;
NOW, THEREFORE, pursuant to the authority delegated to the undersigned officers of the company by said resolution, Bell & Howell Company Replacement Benefit Plan be and is amended and restated by the company in the form attached hereto effective as of January 1, 1991.
Dated this 12th day of November, 1992.

BELL & HOWELL COMPANY

By	/s/ [ILLEGIBLE]
Its Sr VP & CFO
ATTEST:

/s/ [ILLEGIBLE]
Its Secretary

(Seal)

BELL & HOWELL COMPANY REPLACEMENT BENEFIT PLAN
(As amended and restated effective as of January 1, 1991)
McDermott, Will & Emery
Chicago

BELL & HOWELL COMPANY REPLACEMENT BENEFIT PLAN
(As amended and restated effective as of January 1, 1991)
SECTION 1
Introduction
1.1. The Plan and Its Effective Date. BELL & HOWELL COMPANY REPLACEMENT BENEFIT PLAN (“the plan”) was established by BELL & HOWELL COMPANY (the “company”), effective as of January 1, 1983. The plan has previously been amended and restated and the provisions of this subsection and the following provisions constitute an amendment and restatement of the plan, as previously amended, effective as of January 1, 1991 (the “effective date”).
1.2. Purpose. The company maintains the Bell & Howell Profit Sharing Retirement Plan (the “profit sharing plan”), which is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Internal Revenue Code (the “Code”). The Code places limitations on the amount of contributions that may be made by or on behalf of highly compensated employees to the profit sharing plan. However, the Act permits the payment under a non-qualified “excess benefit plan” of amounts that may not be contributed to a qualified plan because of such limitations. The purpose of this plan is to provide certain benefits for a select group of highly compensated employees to replace amounts that may not be contributed under the profit sharing plan.
1.3. Plan Administration. The administration of the plan is the sole responsibility of the company (the “plan administrator”).
SECTION 2
Participation and Replacement Benefits
2.1. Eligibility. Subject to the conditions and limitations of the plan, an employee of the company or any other employer (as defined in the profit sharing plan) who is a participant in the profit sharing plan is eligible to participate in the plan and may become entitled to benefits payable hereunder (“replacement benefits”) if he is designated by the plan administrator as a “covered employee” under the plan and his contri-

butions or contributions payable on his behalf are limited or reduced to comply with Code requirements. To be designated a covered employee, an employee must be a member of a select group of management or highly compensated employees as defined in Title I of the Employee Retirement Income Security Act of 1974 and any regulations thereunder.
2.2. Election to Participate. Each eligible employee may elect to participate in the plan by signing and filing an election form furnished by the plan administrator. The election form must be signed and filed prior to January 1 of each year that the employee elects to participate in the plan. If an eligible employee does not file an election form prior to January 1, the employee may not enroll in the plan until January 1 of the following year. Once an election form has been signed and filed, it may not be revoked until January 1 of the year following the year for which the election was made.
2.3. Employer Account. Section 415 of the Code limits the amount of contributions (including both participant and employer contributions) that may be credited annually to an employee’s account under the profit sharing plan to the lesser of $30,000 or 25% of compensation. In addition, Section 401(a)(17) of the Code requires the exclusion of compensation in excess of $200,000 (indexed for inflation) in calculating contributions under that plan. The nondiscrimination test under Section 401(m) of the Code may also reduce the amounts that may be credited to an employee’s profit sharing plan account. For each plan year commencing on or after the effective date there shall be added to a participant’s “employer account” for that plan year an amount equal to the sum of:
(a)	the difference, if any, between (i) the amount of employer contributions actually allocated to his employer contributions account under the profit sharing plan for that plan year and (ii) the amount of employer contributions that would have been allocated to his employer contributions account under the profit sharing plan for that plan year if the limitations of Section 415 of the Code did not apply to the participant or the nondiscrimination test under Section 401(m) of the Code did not reduce amounts that would otherwise have been credited to that participant for that plan year; and

(b)	an amount equal to the product obtained by multiplying the number of additional al-

location units the participant would have been entitled to under the profit sharing plan for that plan year if Section 401(a) (17) of the Code did not apply to the participant for that plan year by the actual unit value of the allocation units credited to that participant for that plan year under the profit sharing plan.
All additions to a participant’s “employer account” required to be made under the plan for plan years (as defined in the profit sharing plan) ending prior to the effective date have been made.
2.4. Participant Account. Before-tax contributions to the profit sharing plan may not exceed the dollar limitation specified in Section 402(g) of the Code of $7,000 per year (indexed for inflation). The nondiscrimination test under Section 401(k) of the Code, as well as the restrictions of Section 415 described above, may also limit a participant’s before-tax contributions to the profit sharing plan. If, as a result of those restrictions, a participant is limited in the amount of before-tax contributions he may make under the profit sharing plan pursuant to a compensation deferral arrangement, he may (but need not) elect to have additions made to his participant account under the plan pursuant to this subsection 2.4. For each plan year commencing on or after the effective date there shall be added to the “participant account” of each participant under the plan so electing during that plan year an amount equal to the difference, if any, between:
(a)	the amount of his participant contributions (both mandatory and voluntary) actually made under the profit sharing plan during that plan year; and

(b)	the amount of participant contributions he would have made under the profit sharing plan during such plan year if the limitations of Sections 402(g) or 415 of the Code did not apply to that participant for that plan year or if his contributions were not limited or reduced based on the nondiscrimination test under Section 401(k) of the Code;
but only to the extent his compensation for such plan year is actually reduced by an amount representing such difference. The amount by which a participant’s compensation is so reduced shall become part of the company’s general operating assets. All additions to a participant’s “participant account” required to be made under the plan for plan years (as defined in the profit sharing plan) ending prior to the effective date have been made.
2.5. Adjustment of Accounts. According to rules established by the plan administrator, the accounts of each participant shall be adjusted at the same time as adjustments are made in the profit sharing plan to reflect the investment results which would have been achieved if the corresponding amounts had been contributed to the profit sharing plan (or a successor plan) instead of being added to the participant’s accounts hereunder.
2.6. Account Statements. According to rules established by the plan administrator, each participant shall receive a statement describing any additions to and adjustment of the participant’s accounts pursuant to subsections 2.3, 2.4 and 2.5.
2.7. Amount of Replacement Benefits. As of the effective date, the replacement benefits payable to a participant or to his beneficiary shall be the entire balances of his employer and participant accounts.
2.8. Payment of Replacement Benefits. The replacement benefits that a participant becomes entitled to receive under the plan shall be paid to him, or in the event of his death to his beneficiary, in a single lump sum payment as soon as practicable after his settlement date under the profit sharing plan. A participant may, however, elect to defer payment of his account balances until the date he attains age 70-1/2.
2.9. Funding. Benefits payable under the plan to a participant or his beneficiary shall be paid directly by the company. The company shall not be required to segregate on its books or otherwise any amount to be used for payment of benefits under the plan. The right of a participant or his beneficiary to any benefits payable under the plan shall be the right of a general creditor of the company.
SECTION 3
General Provisions
3.1. Beneficiary. A participant’s “beneficiary” under the plan means any person or persons who become entitled to benefits under the profit sharing plan because of the participant’s death, unless the participant designates another person or persons as his beneficiaries hereunder.
3.2. Employment Rights. Establishment of the plan shall not be construed to give any participant the right to be retained in the company’s or any other employer’s service or to any benefits or payments not specifically provided by the plan.
3.3. Interests Not Transferable. Except as to withholding of any tax under the laws of the United States or any state or municipality, the interests of the participants and their beneficiaries under the plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered.
3.4. Controlling Law. The laws of Illinois shall be controlling in all matters relating to the plan.
3.5. Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.
3.6. Action by the Company. Any action required of or permitted by the company under the plan shall be by resolution of its Board of Directors or any person or persons authorized by resolution of its Board of Directors.
3.7. Successor to the Company. The term “company” as used in the plan shall include any successor to the company by reason of merger, consolidation, the purchase of all or substantially all of the company’s assets, or otherwise.
3.8. Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the plan administrator, is unable to properly manage his affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the plan administrator may select.
3.9. Plan Administrator’s Discretionary Authority. The plan administrator has the specific power to determine within its complete discretion all questions arising under the plan, including the power to determine the rights or eligibility of employees or participants and any other persons, and the amounts of replacement benefits, and to remedy ambiguities, inconsistencies or omissions.
SECTION 4
Amendment and Termination
While the company expects to continue the plan, it must necessarily reserve and reserves the right to amend the plan from time to time or to terminate the plan at any time; provided, however, that no amendment of the plan nor the termination of the plan may (a) cause the reduction of any benefits that would be payable under this plan prior to the date on which such amendment is made by the company or the plan is terminated by the company, other than a reduction due to the adjustment of accounts as provided in subsection 2.5, or (b) eliminate the right of a participant or beneficiary to have his accounts adjusted as provided in subsection 2.5.